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                                                                    EXHIBIT 99.4
                     CAL FED BANCORP INC. AND SUBSIDIARIES

                        RESIDENTIAL 1-4 AND EQUITY LOANS

                                 JUNE 30, 1996

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
                                           OUTSTANDING BALANCE OF RESIDENTIAL 1-4 AND EQUITY LOANS
                   --------------------------------------------------------------------------------------------------------
     YEAR OF        0K-       100K-       200K-       300K-      400K-     500K-     600K-                            % OF
   ORIGINATION      99K        199K        299K        399K       499K      599K      999K     1,000K+     TOTAL      TOTAL
   -----------     ------    --------    --------    --------    ------    ------    ------    -------    --------    -----
                                                              (DOLLARS IN MILLIONS)
1996.............  $ 31.2    $  157.1    $  340.3    $  215.5    $154.5    $ 84.5    $152.6    $ 47.9     $1,183.6     15.2%
1995.............    59.1       344.8       502.2       298.9     197.2      94.5     176.7      34.6      1,708.0     21.9%
1994.............    92.7       369.2       393.1       225.9     125.2      80.0     194.2      57.2      1,537.5     19.7%
1993.............    74.7       155.5       173.5        93.1      52.5      21.3      88.4      20.2        679.2      8.7%
1992.............    28.8        64.7        49.8        28.5      21.9       6.1      58.8      12.8        271.4      3.5%
1991.............    29.1        79.6        61.0        36.9      26.4      16.2      58.6      18.8        326.6      4.2%
1990.............    58.6       141.7       103.6        59.4      38.6      20.8      63.4      38.6        524.7      6.7%
1989.............    63.3        79.2        57.6        23.5      11.1       5.4      15.7      15.3        271.1      3.5%
1988.............   116.0       192.6       119.1        43.9      21.6      10.7      43.6      16.9        564.4      7.2%
1987.............    93.7        56.1        27.3         7.5       7.4       2.9      15.3       7.2        217.4      2.8%
1986.............    58.1        39.0        17.5        10.5       4.3       1.1        --        --        130.5      1.7%
1985.............    56.2        42.1        13.7         2.0       2.6       1.7       2.8       1.1        122.2      1.6%
1984.............    67.2        32.1         5.7         0.7       0.8        --        --        --        106.5      1.4%
1983.............    42.8        13.9         1.6         0.4       0.4        --        --        --         59.1      0.8%
1982.............     7.3         1.2          --          --        --        --        --        --          8.5      0.1%
1981.............     2.4         1.0          --          --        --        --        --        --          3.4      0.0%
Prior to 1981....    80.1         3.0         1.0          --        --        --        --        --         84.1      1.0%
                   ------    --------    --------    --------    ------    ------    ------    ------     --------    -----
  Total..........  $961.3    $1,772.8    $1,867.0    $1,046.7    $664.5    $345.2    $870.1    $270.6     $7,798.2    100.0%
                   ======    ========    ========    ========    ======    ======    ======    ======     ========    =====
% of Total.......    12.3%       22.7%       24.0%       13.4%      8.5%      4.4%     11.2%      3.5%
                   ======    ========    ========    ========    ======    ======    ======    ======
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